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                                                                     EXHIBIT 3.2

                              ARTICLES OF AMENDMENT
                          ARTICLES OF INCORPORATION OF
                        ADVANCED ENVIROTECH SYSTEMS, INC.

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

         The name of the corporation is Advanced Envirotech Systems, Inc.

                                   ARTICLE TWO

         The following amendment to the Articles of Incorporation was adopted by the Board of Directors of the Corporation, no shares having been issued, on December 22, 1993.

         The Amendment alters Article Four of the original Articles of Incorporation to read as follows:

         The aggregate number of shares of capital stock that the Corporation will have authority to issue is one million (1,000,000) shares having a par value of one-tenth of one cent ($0.001) per share.

                                  ARTICLE THREE

         The Amendment changes the amount of the stated capital of the corporation. The amount of stated capital as changed by the Amendment and the manner in which it is changed are as follows: The new amount of stated capital is one thousand dollars ($1,000.00) which was changed by increasing the amount of authorized shares to one million shares and decreasing the par value of the shares to one-tenth of one cent ($0.001).

                                  ARTICLE FOUR

         No shares have been issued by the Corporation, and therefore, the Amendment was adopted by the written consent of the sole member of the Board of Directors without a shareholder vote.


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                                  ARTICLE FIVE

         The foregoing Amendment was adopted by the written consent of the sole director of the Board of Directors named in the Articles of Incorporation of the Corporation.

Dated:   December 22, 1993.

                                         ADVANCED ENVIROTECH SYSTEMS, INC.

                                         By: /s/ Matthew Fleeger
                                         -----------------------------------
                                         MATTHEW FLEEGER, Sole Director